SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER

                         THE SECURITIES ACT OF 1933



                                HASBRO, INC.
                            --------------------
                            (Name of Registrant)


       Rhode Island                                 05-0155090
------------------------               ------------------------------------
(State of Incorporation)               (I.R.S. Employer Identification No.)


             1027 Newport Avenue Pawtucket, Rhode Island  02861
             --------------------------------------------------
                       (Principal Executive Offices)


               HASBRO, INC. EMPLOYEE NON-QUALIFIED STOCK PLAN
                                    AND
            HASBRO, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN
            -----------------------------------------------------
                              (Title of Plans)



                          PHILLIP H. WALDOKS, ESQ.
                      Senior Vice President--Corporate
                         Legal Affairs and Secretary

                                Hasbro, Inc.
                            32 West 23rd Street
                          New York, New York 10010
                        ---------------------------
                        (Name and Address of Agent)

                               (212) 645-2400
                        ---------------------------
                        (Telephone Number of Agent)



                       Calculation of Registration Fee
                       -------------------------------
Title of                    Proposed          Proposed
Securities    Amount        maximum offer-    maximum aggre-    Amount of
to be         to be         ing price per     gate offering     registra-
registered    registered    unit              price             tion fee
----------    ----------    --------------    --------------    ----------
Common        6,000,000
 stock         shares(1)    $26.82(2)         $160,920,000(2)   $48,763.64

Interests in
 Deferred
 Compensation
 Plan
 Accounts(3)  (4)           (4)               (4)               $100(4)
--

(1) To be registered with respect to the Hasbro, Inc. Employee Non-Qualified Stock Plan.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c).
(3) To be registered with respect to the Hasbro, Inc. Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan").
(4) The amount of interests in the Deferred Compensation Plan to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are, in each case, indeterminate. In accordance with Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of such plan interests.

                                  PART II

Item 3.  Information Required in the Registration Statement

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

(a) The Annual Report on Form 10-K for the fiscal year ended December 29, 1996 of Hasbro, Inc. (the "Corporation" or the "Registrant");

(b) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997 and June 29, 1997;

(c) The Corporation's Current Reports on Form 8-K dated February 6, 1997, April 21, 1997 and July 17, 1997;

(d) The description of the Corporation's common stock, par value $.50 per share (the "Common Stock") which is contained in the Corporation's Registration Statement on Form 8-A, dated June 25, 1971, as amended by amendments thereto on Form 8, dated September 13, 1983, April 2, 1985 and January 11, 1993;



     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

     Not applicable

Item 5.  Interests of Named Experts and Counsel

     Legal matters in connection with the Common Stock to be issued pursuant to the Hasbro, Inc. Employee Non-Qualified Stock Plan and the interests in Deferred Compensation Plan accounts to be issued pursuant to the Hasbro, Inc. Non-Qualified Deferred Compensation Plan have been passed upon by Phillip H. Waldoks, Esq., Senior Vice President--Corporate Legal Affairs and Secretary. As of the date of this Registration Statement, Mr. Waldoks held options to purchase 98,512 shares of Common Stock under the Corporation's employee stock option plans.

Item 6.  Indemnification of Directors and Officers

     The Registrant is incorporated in Rhode Island. Under Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, a Rhode Island corporation has the power, under specified circumstances, to indemnify its officers, directors, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which such persons were made parties by reason of the fact that such persons are or were directors, officers, employees or agents, if (a) such persons shall have acted in good faith, (b) they reasonably believed that their actions were in the best interests of the corporation (if such proceeding involves conduct in an official capacity with the corporation), and, (c) in criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. The foregoing statement is subject to the detailed provisions of 7-1.1-4.1 of the Rhode Island Business Corporation Act.

     Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers and certain other persons to the full extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Act.

     Section 7-1.1-48 of the Rhode Island Business Corporation Act provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.1-43 (relating to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock) of the Rhode Island Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 7-1.1-37.1 (relating to director conflicts of interest) of the Rhode Island Business Corporation Act). Article Thirteenth of the Registrant's Articles of Incorporation contains such a provision.

     Section 7-1.1-4.1(j) of the Rhode Island Business Corporation Act empowers a Rhode Island corporation to purchase and maintain insurance on behalf of its current and prior directors, officers, employees and agents against any liability incurred or asserted against them as a result of their official capacities, whether or not the corporation would have the power to indemnify such person against the insured liability under the provisions of such Section. The Registrant has a directors and officers liability insurance policy.

     The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements or fines (including certain related expenses to be advanced by the Registrant), due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director, excluding claims (a) covered by the Registrant's directors and officers liability insurance policy, (b) for which the director is otherwise indemnified or reimbursed,
(c) relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit, (d) relating to the director's liability for accounting for profits under Section 16 of the Exchange Act, (e) in respect of remuneration, if found unlawful, and (f) as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 7.  Exemption from Registration Claimed

     Not Applicable

Item 8.  Exhibits

Exhibit No.                        Description
-----------                        -----------

     4.0         Specimen Common Stock certificate. (Incorporated by
                  reference to Exhibit 1.0 to the Corporation's Form 8 amendment dated January 11, 1993 to the Corporation's Form 8-A dated June 25, 1971.)

     5.0         Opinion of Phillip H. Waldoks, Esq.

    24.1         Consent of Phillip H. Waldoks, Esq. (Included in
                  Exhibit 5.0)

    24.2         Consent of Independent Auditors.



Item 9.  Undertakings

     (a)  Rule 415 Offering
          -----------------
     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference
         --------------------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  * * *

     (h)  Request for acceleration of effective date or filing of
          -------------------------------------------------------
           registration statement on Form S-8
           ----------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES
                                 ----------

     The Registrant
     --------------
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on October 17, 1997.

                                               HASBRO, INC. (Registrant)



                                               By: /s/ Alan G. Hassenfeld
                                                   ----------------------
                                                   Alan G. Hassenfeld
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                             POWER OF ATTORNEY
                             -----------------

     KNOW ALL MEN BY THESE PRESENTS, that the corporation whose signature appears above and each person whose signature appears below hereby constitutes and appoints Alan G. Hassenfeld, Harold P. Gordon, John T. O'Neill, Brenda T. Simensky and Phillip H. Waldoks, and each of them, his, her or its attorneys-in-fact, each with full power of substitution and resubstitution, for him, her or it in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or any substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                      Capacity                      Date
       ---------                      --------                      ----

/s/ Alan G. Hassenfeld         Chairman of the Board,        October 17, 1997
----------------------------   President, Chief Executive
Alan G. Hassenfeld             Officer and Director
                               (Principal Executive Officer)



/s/ John T. O'Neill            Executive Vice President and  October 17, 1997
----------------------------   Chief Financial Officer
John T. O'Neill                (Principal Financial and
                               Accounting Officer)

/s/ Alan R. Batkin
----------------------------            Director             October 17, 1997
Alan R. Batkin


/s/ Harold P. Gordon
----------------------------            Director             October 17, 1997
Harold P. Gordon


/s/ Alex Grass
----------------------------            Director             October 17, 1997
Alex Grass


/s/ Sylvia K. Hassenfeld
----------------------------            Director             October 17, 1997
Sylvia K. Hassenfeld


/s/ Marie-Josee Kravis
----------------------------            Director             October 17, 1997
Marie-Josee Kravis


----------------------------            Director             October   , 1997
Claudine B. Malone


/s/ Morris W. Offit
----------------------------            Director             October 17, 1997
Morris W. Offit


/s/ Norma T. Pace
----------------------------            Director             October 17, 1997
Norma T. Pace




/s/ E. John Rosenwald, Jr.
----------------------------            Director             October 17, 1997
E. John Rosenwald, Jr.


/s/ Carl Spielvogel
----------------------------            Director             October 17, 1997
Carl Spielvogel


/s/ Henry Taub
----------------------------            Director             October 17, 1997
Henry Taub


/s/ Preston Robert Tisch
----------------------------            Director             October 17, 1997
Preston Robert Tisch


/s/ Alfred J. Verrecchia
----------------------------            Director             October 17, 1997
Alfred J. Verrecchia


/s/ Paul Wolfowitz
----------------------------            Director             October 17, 1997
Paul Wolfowitz


                               EXHIBIT INDEX



Exhibit No.                     Description
-----------                     -----------

     4.0         Specimen Common Stock certificate. (Incorporated by
                  reference to Exhibit 1.0 to the Corporation's Form 8 amendment dated January 11, 1993 to the Corporation's Form 8-A dated June 25, 1971.)

     5.0         Opinion of Phillip H. Waldoks, Esq.

    24.1         Consent of Phillip H. Waldoks, Esq. (Included in
                  Exhibit 5.0)

    24.2         Consent of Independent Auditors.